                                                                   EXHIBIT 10.26



                                 AMENDMENT NO. 1
                                       TO
                          SECURITIES PURCHASE AGREEMENT

        THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT is entered into as of the 29th day of August 2000 (the "Amendment") by and among the Investors signatory hereto (each an "Investor" and together the "Investors") and Interactive Telesis Inc., a Delaware corporation (the "Company").

        WHEREAS, the parties entered into that certain Securities Purchase Agreement dated June 12, 2000 (the "Agreement"), pursuant to which the Company agreed to issue and sell to the Investors, and the Investors agreed to purchase from the Company up to $4,500,000 of the Company's Common Stock and to receive in connection therewith certain Repricing Rights (as defined below) and warrants to purchase shares of the Company's Common Stock; and

        WHEREAS, the parties desire herein to amend the Agreement to provide that the Registrable Securities issued or issuable in connection with the Second and Third Closings shall be covered by separate Registration Statements for each Closing and that the Registration Statement already filed with the SEC should be amended to cover only the Registrable Securities issued or issuable in connection with the Initial Closing.

        WHEREAS, the parties desire to amend the Agreement and the original Registration Rights Agreement to give effect to these changes and to clarify that the Purchase Price applicable to the securities issued at each Closing is determined based on the market price of the Company's Common Stock prior to the filing of the applicable Registration Statement covering those securities.

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Amendment, the parties hereto agree as follows:

        The definitions of the following terms contained in Article I of the Agreement have been amended and restated in their entirety as follows:

"EFFECTIVE DATE" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities applicable to a particular Closing as set forth in the Registration Rights Agreement.

"REGISTRATION RIGHTS AGREEMENTS" shall mean the agreements regarding the filing of each of the Registration Statements for the resale of the Registrable Securities applicable to each particular Closing, entered into between the Company and the Investors as of the Initial Closing Date in the form annexed hereto as Exhibit D, as amended.

"REGISTRATION STATEMENT" shall mean one or more registration statements on Form S-3 (if use of such form is then available to the Company pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which the Company then qualifies and which counsel for the Company shall deem appropriate, and which form shall be available for the resale by the Investors of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by the Investors of the Registrable Securities under the Securities Act.

"REPURCHASE EVENT" means any one of the following events:

                (1) For any period of five consecutive trading days commencing on or after the Closing Date there shall be no closing bid price of the Common Stock on the Principal Market;

                (2) The Common Stock ceases to be listed for trading on any of the NYSE, the AMEX, the Nasdaq, the Nasdaq SmallCap or the OTC;

                (3) The Company fails to file a Registration Statement within 60 days after the applicable Closing Date;

                (4) A Registration Statement is not effective within 180 days after the applicable Closing Date;

                (5) After any Effective Date, the inability for 30 or more days (whether or not consecutive) of any holder of Securities covered by such Registration Statement to sell such Securities pursuant to the Registration Statement for any reason (unless such inability to sell arises solely for reasons within the control of the holder or because of the death or incapacity of the holder);

                (6) The Company shall fail or default in the timely performance of any obligation (A) to issue Repricing Shares as and when required by
        Section 2.2, (B) to comply with Section 9.3 regarding the removal of restrictive legends and stop transfer restrictions with respect to the Securities or (C) under the Transaction Documents;

                (7) Any consolidation or merger of the Company with or into another entity (other than a merger or consolidation of a subsidiary of the Company into the Company or a wholly-owned subsidiary of the Company) where the common stock of such surviving company is not listed for trading on the NYSE, the AMEX, the Nasdaq, the Nasdaq SmallCap or the OTC, or any sale or other transfer of all or substantially all of the assets of the Company;

                (8) The Company amends its Certificate of Incorporation or Bylaws, without the consent of the Investors, which amendment materially and adversely affects the rights of any holder of the Securities; or

                (9) Termination of Don Cameron as Chief Executive Officer of the Company (including a change or diminution of his duties as such), whether by resignation, termination, death, disability or otherwise.

"SECOND CLOSING DATE" shall mean the date, if any, that is forty-five days after the Effective Date of the original Registration Statement required to be filed hereunder or, if such date is not a trading day, the first trading day thereafter; provided, however, if the conditions to the Second Closing are not satisfied or waived on or before 150 days after the Initial Closing Date, the Investors shall have no obligation to purchase and the Company shall have no obligation to sell the Securities on such date.

"THIRD CLOSING DATE" shall mean the date, if any, that is three months after the Effective Date of the original Registration Statement required to be filed hereunder or, if such date is not a trading day, the first trading day thereafter; provided, however, if the conditions to the Third Closing are not satisfied or waived on or before 180 days after the Initial Closing Date, the Investors shall have no obligation to purchase and the Company shall have no obligation to sell the Securities on such date.


Section 2.1 (e)(i) of the Agreement shall be amended and restated in its entirety as follows:


               (e) In addition to the conditions to Closing set forth in Section 2.1(c) above, each Investor's obligation hereunder to purchase the Securities to be purchased by it on the Second Closing Date and on the Third Closing Date shall be subject to the satisfaction, on or before such Closing Date, of each of the following additional conditions, provided that these conditions are for the Investor's sole benefit and may be waived by it at any time in its sole discretion by providing the Company with prior written notice thereof:

                      (i) all prior Registration Statements required to be filed hereunder shall have been filed and the original Registration Statement shall be effective on such Closing Date;

Sections 2.2(a) and 2.2(c) of the Agreement shall be amended and restated in its entirety as follows:

                (a) Repricing Rights. Subject to the provisions of Sections 2.2(g) and 2.2(h) below, at any time or times after the sooner of the Effective Date relating to the original Registration Statement required to be filed hereunder or the date 120 days following the Initial Closing Date, the Investor shall be entitled to exercise any whole number of Repricing Rights for fully paid and nonassessable Repricing Shares in accordance with Section 2.2(c), at the Repricing Rate. The Company shall not issue any fraction of a share of Common Stock upon any exercise of Repricing Rights. All Repricing Shares (including fractions thereof) issuable upon exercise of more than one Repricing Right by a holder thereof shall be aggregated for purposes of determining whether the exercise would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, such fraction of a share of Common Stock shall be rounded up or down to the nearest whole share.

                 (c) Mechanics of Exercise of Repricing Rights. The Investor may exercise such Repricing Rights at any time on or after the sooner of the Effective Date relating to the original Registration Statement required to be filed hereunder or the date 120 days following the Initial Closing Date (and before the termination date set forth in Section 2.2(h) hereof) in accordance with the following terms:

Section 9.3 of the Agreement shall be amended and restated in its entirety as follows:

                Section 9.3. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to the Company's transfer agent with respect thereto other than as expressly set forth in this Article IX. After the Effective Date applicable to a particular group of Securities, upon request of the Investor the Company will substitute certificates without restrictive legend for certificates for any Common Shares, Repricing Shares or Warrant Shares issued prior to such Effective Date which bear restrictive legends and remove any stop-transfer restriction relating thereto promptly, but in no event later than three trading days after request for removal.

Section 13.11 of the Agreement shall be amended and restated in its entirety as follows:

                Section 13.11. Termination. If the Initial Closing shall not have occurred on or before fifteen (15) business days from the date hereof (or if the Second or Third Closings shall not have occurred on or before 150 and 180 days, respectively, from the date hereof) due to the Company's or an Investor's failure to satisfy the conditions set forth in Article II above (and the nonbreaching party's failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section

        13.11, the Company shall remain obligated to reimburse the non-breaching Investors for the expenses described in Section 13.8 above.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Securities Purchase Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

                                    COMPANY:

                                    INTERACTIVE TELESIS INC.

                                    By:     /s/ Donald E. Cameron
                                            ------------------------------------

                                    Name:   Donald E. Cameron, President


                                   INVESTORS:

Address:                                               BH Capital Investments, L.P.
175 Bloor Street East, 7th Floor, South Tower          By: HB and Co., Inc. its General
                                                       Partner
Toronto, Ontario Canada M4W 3R8
Fax: 416-929-5314
                                                       By:  /s/ Henry Brachfeld,
Total Common Stock to be purchased at:                    ---------------------------------
Initial Closing:  $ 1,250,000                               Name: Henry Brachfeld
Second Closing:   $   500,000                               Authorized Signatory
Third Closing:    $   500,000


Address:                                               Excalibur Limited Partnership
33 Prince Arthur Avenue                                By: Excalibur Capital Management, Inc.
Toronto, Ontario, Canada M5R 1B2                            its General Partner
Fax: 416-964-8868

Total Common Stock to be purchased at:                 By:  /s/ William Hechter, by Henry
                                                            ------------------------------------
Initial Closing:  $ 1,250,000                               Brachfield, his attorney-in-fact
                                                            Name: William Hechter, President
Second Closing:   $   500,000
Third Closing:    $   500,000